ASTON SMALL CAP FUND

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. THE MATTERS WE ARE SUBMITTING FOR YOUR CONSIDERATION ARE SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER. PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR PROXY VOTE TODAY!

PROXY IN CONNECTION WITH THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON May 17, 2016

The undersigned hereby appoints [    ] each as proxy for the undersigned, with full power of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of Aston Small Cap Fund (the “Fund”) which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Aston Funds, 120 North LaSalle St. 25th Floor, Chicago, IL 60602, on May 17, 2016 at 3:00 p.m., CST and at any adjournments or postponements thereof (the “Meeting”). The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying proxy statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxy is authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF ASTON FUNDS.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE AS REGARDS TO THE PROPOSALS INCLUDED IN THE PROXY STATEMENT, SUCH VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE PROPOSALS.

Please refer to the Proxy Statement for a discussion of the proposals.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE HEREOF AND RETURN THE SIGNED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

ASTON SMALL CAP FUND

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

Please sign this proxy card exactly as your name(s) appear(s) on the proxy card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

TO VOTE, MARK ONE CIRCLE IN BLUE OR BLACK INK. Example: ●

The Board of Trustees recommends a vote “FOR” the following:

		FOR	AGAINST	ABSTAIN
Proposal:

1.	A proposal to approve an Agreement and Plan of Reorganization, which provides for the acquisition of the assets and assumption of the liabilities of Aston Small Cap Fund in exchange for shares of the AMG GW&K Small Cap Growth Fund.	☐	☐	☐

2.	A proposal to approve a subadvisory agreement between Aston Small Cap Fund and GW&K Investment Management, LLC (“GW&K”), the current interim subadvisor to Aston Small Cap Fund.	☐	☐	☐

3.	Transaction of such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

You can vote on the internet, by telephone or by mail. Please see the reverse side for instructions.

PLEASE VOTE ALL YOUR BALLOTS IF YOU RECEIVED MORE THAN ONE BALLOT DUE TO MULTIPLE INVESTMENTS IN THE FUND. REMEMBER TO SIGN AND DATE ABOVE BEFORE MAILING IN YOUR VOTE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

THANK YOU FOR VOTING